EXHIBIT 23(i)

                 Consent of Stegman & Company

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STEGMAN & COMPANY
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Certified Public Accountants and
Management Consultants since 1915


                CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Taneytown Bank & Trust Company Retirement Savings Plan with respect to the consolidated financial statements of Monocacy Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                              /s/ Stegman & Company
                              ----------------------------
                              STEGMAN & COMPANY



Towson, Maryland
July 2, 1996






Suite 200
405 East Joppa Road
Baltimore, Maryland 21206
410-823-8000
1-800-686-3883
Fax:  410-296-4815